SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 634-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On September 5, 2007, the NYSE Regulation, Inc. notified New York Mortgage Trust, Inc. (the “Company”) that trading of the Company’s common stock on the NYSE will be suspended prior to the market opening on Tuesday, September 11, 2007, and that the NYSE will take action to de-list the Company’s common stock. The NYSE’s decision to suspend trading in the Company’s common stock was reached in view of the fact that the Company has fallen below the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of not less than $25 million, which is the minimum threshold for continued listing. The Company has applied to list its common stock on another national securities exchange. The Company expects to complete the new listing process in late September or early October; however, no assurance can be given that the Company’s common stock will be approved for listing on another national securities exchange. Details with respect to trading in the Company’s common stock beginning Tuesday, September 11, 2007 are to be announced by the OTC Bulletin Board on Monday, September 10, 2007.

Item 7.01.	Regulation FD Disclosure.

On September 5, 2007, the Company issued a press release to update the marketplace about recent developments that have occurred since the Company reported its second quarter 2007 operating results on August 6, 2007, and highlight certain aspects of the Company's balance sheet. A copy of the press release is furnished herewith as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

99.1	Press Release dated September 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: September 6, 2007	By: /s/ Steven R. Mumma
Steven R. Mumma
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 5, 2007.